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                                                                     EXHIBIT 3.1
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                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                     IMPERIAL CREDIT SECURED ASSETS CORP.

Kasey Hannah certifies that:

1. She is the sole incorporator of IMPERIAL CREDIT SECURED ASSETS CORP., a California corporation.

2. She hereby adopts the following amendment of the articles of incorporation of this corporation:

     Article I be added to the Articles of Incorporation of this corporation to read as follows:

                                       I

     The name of the corporation shall be ICIFC Secured Assets Corp.

3. No directors were named in the original articles of incorporation and none have been elected.

4.   No shares have been issued.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Date: July 1, 1996


                                   /s/ Kasey Hannah
                                   ----------------------
                                   Kasey Hannah
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                           ARTICLES OF INCORPORATION

                                      OF

                     IMPERIAL CREDIT SECURED ASSETS CORP.

                           A California corporation


                                       I

          The name of the corporation shall be Imperial Credit Secured Assets Corp.

                                      II

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust business or the practice of a profession permitted to be incorporated by the California Corporations Code. Notwithstanding the foregoing, the nature of the business or purposes to be conducted or promoted by the corporation is limited to the following activities and none other:

     A. To acquire, own, hold, transfer, assign, pledge and otherwise deal with the following (the "Mortgage Collateral"); (i)(a) "fully modified passthrough" mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association; (b) Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association; (c) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and principal, in most cases, by the Federal Home Loan Mortgage Corporation (collectively, the "Agency Certificates"); (d) securities representing interests in Agency Certificates; or (e) mortgage pass-through certificates or mortgage collateralized bonds issued by any other entity with respect to or secured by a pool of mortgage loans (collectively, "Certificates") which are either owned by the corporation or granted by a Borrower (as defined below) to secure payment of Mortgage Backed Notes (as defined below); (ii) mortgage notes and related mortgages, or interests therein (including, but not limited to, participation certificates with respect to such mortgage notes or related mortgages) ("Pledged Mortgages"), which are either owned by the corporation or granted by a Borrower to secure payment of a Mortgaged Backed Note; (iii) mortgage backed notes evidencing loans made by the corporation to commercial banks, saving and loan associations and savings banks, the deposits of which are

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          insured by the Federal Deposit Insurance Corporation ("FDIC"),
          affiliates of FDIC insured institutions, and other entities which are not FDIC insured institutions but are engaged directly, or through the owners of such entities or their affiliates, in mortgage financing, origination or funding activities (e.g., mortgage bankers, home builders and state agencies), or to any other entity (collectively, the "Borrowers"), which loans are secured by Pledged Mortgages or Certificates ("Mortgage Backed Notes"); and (iv) real property and any improvements thereon, including commercial, multifamily and residential properties ("Properties");

     B. To authorize, issue, hold, retain an interest in (including a subordinated interest), sell, deliver or otherwise deal with (i) bonds or other evidences of indebtedness ("Bonds") that are secured by a pledge or other assignment of Mortgage Collateral, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device (collectively, the "Collateral"), and are rated in one of the three highest categories as may be designated by any nationally recognized statistical rating agency, or (ii) mortgage pass-through certificates which evidence an interest in pools of mortgage loans or other Mortgage Collateral ("Pass-Through Certificates") that are rated in one of the three highest categories as may be designated by any nationally recognized statistical rating agency; provided that one or more classes of Bonds or Pass Through Certificates of a series issued by the corporation may be subordinate to other Bonds or Pass-Through Certificates of such series and need not be so rated;

     C. To serve as settlor or depositor of one or more trusts formed to authorize, issue, sell and deliver Bonds, Pass-Through Certificates or other certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, the Collateral and are rated in one of the three highest categories available by any nationally recognized rating agency; provided that one or more classes of an issue of such securities by such trust may be subordinate to other securities of such issue and not so rated;

     D. To do all things as are reasonable or necessary to enable the corporation to carry out any of the activities specified in paragraphs A, B and C of this Article II, including entering into loan agreements, indentures, pooling agreements, insurance agreements, servicing agreements, reimbursement agreements, issuing debt (subject to the provisions of this Article II and Article VIII hereof) and selling residual interests in Mortgage Collateral or selling certificates of participation or beneficial interests in any trust for which the corporation serves as depositor or settlor.

                                      III

          The name and address in this state of the corporation's initial agent for service process is: Richard Johnson, 20371 Irvine Ave. #104, Santa Ana Heights, CA 92707.

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                                      IV

          The total number of shares which this corporation is authorized to issue is Ten Thousand (10,000).

                                       V

          The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent of the law.

                                      VI

          The corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through by-law provisions or through agreements with its agents or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on excess indemnification set forth in Section 204 of the California Corporations Code.

                                      VII

          The affirmative unanimous vote of the holders of all of the corporation's outstanding common stock and the unanimous vote of the whole board of directors (including the Independent Director) at any meeting of the board of directors shall be necessary (i) for the amendment of Articles II, VII, VIII, IX and X of these Articles of Incorporation and for the amendment of the by-laws of the corporation; or (ii) before the corporation may take any action to institute proceedings to have itself adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or seek or consent to the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or seek liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or make any general assignment for the benefit of creditors, or take any corporate action in furtherance of any of the actions set forth above in this paragraph.

                                     VIII

          Notwithstanding any other provision of these Articles of Incorporation provision of law which otherwise so empowers the corporation, the corporation shall not perform any act in contravention of any of the following:

     A. The corporation shall not (i) consolidate or merge with or into any other entity or person or transfer its properties and assets substantially as an entirety to any entity; or (ii) engage in any other action that bears on whether the separate legal identity of

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          the corporation will be respected, including, without limitation (a)
          holding itself out as being liable for the debts of any other party,
          (b) forming, or causing to be formed, any subsidiaries, or (c) acting other than in its corporate name and through its duly authorized officers or agents;

     B. The corporation shall not engage in any joint activity or transaction of any kind with or for the benefit of any Related Company (as defined below), including loans to or from any Related Company and any guarantee of the indebtedness of any Related Company, except for (i) entering into the agreements referenced in Article II hereof; (ii) purchasing management services and leasing office space or equipment, in each case only to the extent necessary for the conduct of the corporation's business; and (iii) payment of lawful dividends and capital distributions to its shareholder or shareholders;

     C. The corporation shall not create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness, except as stated in Article II hereof, other than trade payables and expense accruals incurred in the ordinary course of business and which are incident to the business purpose of the corporation as stated in Article II; and

     D. The corporation shall not commingle its funds and assets with those of any Related Company.

          "Related Company" means the shareholder or shareholders of this corporation or any entity other than this corporation now or hereafter controlled directly or indirectly by, or under direct or indirect common control with, the shareholders of this corporation.

                                      IX

          The corporation shall (A) maintain its financial and accounting books and records separate from those of any other entity or person, (B) pay from its assets all obligations and indebtedness of any kind incurred by it, and shall not pay from its assets any obligations or indebtedness of any other entity or person, (C) transact all business with any Related Party on an arms-length basis, (D) prepare or cause to be prepared separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group, and (E) observe all corporate formalities required by these Articles of Incorporation, by-laws and the laws of the State of California.

                                       X

     The corporation shall at all times have at least one director (an "Independent Director") who shall not have been, at the time of his or her appointment or at any time in the five (5) years preceding such appointment, (A) a stockholder, director, officer or an employee of any Related Company or

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affiliate or subsidiary thereof, (B) a customer of or a supplier to any Related
Company or any affiliate or subsidiary thereof, (C) a person or other entity controlling any such stockholder, director, officer, employee, supplier or customer, or (D) a member of the immediate family of any such stockholder, director, officer, employee, supplier or customer of any Related Company or such subsidiary or affiliate thereof. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or other entity, whether through ownership of voting securities, by contract or otherwise.


Dated: May 2, 1996



                                    /s/ Kasey Hannah
                                    ---------------------------------
                                    Kasey Hannah, Sole Incorporator


               I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                    /s/ Kasey Hannah
                                    ---------------------------------
                                    Kasey Hannah, Sole Incorporator

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